UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2006

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 23, 2006, at a regularly scheduled meeting, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Cisco Systems, Inc. (the “Company”) approved increases to the annual base salaries of certain named executive officers of the Company. The Company’s named executive officers are the Company’s chief executive officer and the four most highly compensated executive officers as of the end of the last completed fiscal year. As a result of the increases, the following named executive officers of the Company who currently serve as executive officers will receive annual base salaries effective as of March 1, 2006 in the following amounts: Charles H. Giancarlo, Senior Vice President, Chief Development Officer, $450,000; Richard J. Justice, Senior Vice President, Worldwide Field Operations, $450,000; and James Richardson, Senior Vice President, Commercial Business, $410,000. The Committee did not review the salary of the Company’s President and Chief Executive Officer John T. Chambers at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: March 29, 2006	By:	/s/ Betsy Rafael
	Name:	Betsy Rafael
	Title:	Vice President, Corporate Controller and Principal Accounting Officer